Exhibit 99.1

Media Contact:	Ron Rogers (908) 285-0248 rrogers@myriad.com	Investor Contact:	Scott Gleason (801) 584-1143 sgleason@myriad.com

Myriad’s myChoice® HRD Test Successfully Identifies Patients that Meet Primary

Endpoint in TESARO’s Pivotal Phase 3 Ovarian Cancer Study with Niraparib

myChoice HRD Increases Eligible Patients by Approximately Twofold

SALT LAKE CITY, Utah, June 29, 2016 –Myriad Genetics, Inc. (NASDAQ: MYGN), a leader in molecular diagnostics and personalized medicine, today announced that its myChoice® HRD test successfully identified an increased number of patients with ovarian cancer who may benefit from treatment with niraparib. Niraparib is an investigational oral PARP inhibitor being developed by TESARO (Nasdaq: TSRO).

Today’s announcement follows results of the NOVA study (NCT01847274), which evaluated the safety and efficacy of niraparib as a maintenance therapy in more than 500 patients with recurrent ovarian cancer. The primary outcome was the prolongation of progression-free survival (PFS). Patients were divided into two groups: those with a germline BRCA mutation and those without. Patients without a germline BRCA mutation were evaluated for homologous recombination deficiency (HRD) using Myriad’s myChoice HRD test. Patients in both groups were randomized to receive niraparib or placebo.

The study demonstrated that the myChoice HRD test approximately doubled the number of patients who may benefit from niraparib treatment than identified by the current FDA-approved BRACAnalysis CDx® test. Importantly, patients who were germline BRCA negative, but myChoice HRD positive, experienced over a threefold increase in median PFS with niraparib compared to placebo. The key findings are summarized in Table 1.

Table 1: NOVA Study Results

Companion Diagnostic	Prolonged PFS Benefit (Niraparib vs. Placebo)	P-Value
myChoice HRD positive (germline negative)	9.1 months (12.9 vs. 3.8 months)	P<0.0001

BRACAnalysis CDx positive (germline positive)	15.5 months (21.0 vs. 5.5 months)	P<0.0001

“We are very excited about these strong clinical findings as they demonstrate a new paradigm to personalize PARP inhibitor treatment,” said Mark Capone, president and CEO, Myriad Genetics. “We believe the myChoice HRD test is positioned to become the gold standard companion diagnostic for PARP inhibitors and will help physicians confidently select safe and effective treatment plans for their patients.”

The myChoice HRD test is being developed in parallel with the clinical development of niraparib. The collaboration with TESARO began in March 2014 and includes several ongoing clinical trials in a variety of tumor types. myChoice HRD expands Myriad’s portfolio of precision medicine tests.

About myChoice® HRD

Myriad’s myChoice HRD test is the most comprehensive homologous recombination deficiency test to detect when a tumor has lost the ability to repair double-stranded DNA breaks, resulting in increased susceptibility to DNA-damaging drugs such as platinum drugs or PARP inhibitors. The myChoice HRD score is a composite of three proprietary technologies: loss of heterozygosity, telomeric allelic imbalance and large-scale state transitions. Positive myChoice HRD scores, reflective of DNA repair deficiencies, are prevalent in all breast cancer subtypes, ovarian and most other major cancers. In previously published data, Myriad showed that the myChoice HRD test predicted drug response to platinum therapy in certain patients with triple-negative breast and ovarian cancers. It is estimated that 1.4 million people in the United States and Europe who are diagnosed with cancers annually may be candidates for treatment with DNA-damaging agents.

About BRACAnalysis CDx®

BRACAnalysis CDx is an in vitro diagnostic device intended for the qualitative detection and classification of variants in the protein coding regions and intron/exon boundaries of the BRCA1 and BRCA2 genes using genomic DNA obtained from whole blood specimens. In December 2014, BRACAnalysis CDx was approved by the FDA as a companion diagnostic for Lynparza™ (olaparib) for patients with advanced ovarian cancer who have had three or more lines of chemotherapy

Conference Call and Webcast

A conference call will be held Thursday, June 30, 2016, at 8:00 a.m. EDT to discuss the NOVA study results. The dial-in number for domestic callers is (800) 786-5819. International callers may dial (303) 223-0117. All callers will be asked to reference reservation number 21814076. An archived replay of the call will be available for seven days by dialing (800) 633-8284 and entering the reservation number above. The conference call, along with a slide presentation, also will be available through a live webcast at www.myriad.com.

About Myriad Genetics

Myriad Genetics Inc. is a leading personalized medicine company dedicated to being a trusted advisor transforming patient lives worldwide with pioneering molecular diagnostics. Myriad discovers and commercializes molecular diagnostic tests that: determine the risk of developing disease, accurately diagnose disease, assess the risk of disease progression, and guide treatment decisions across six major medical specialties where molecular diagnostics can significantly improve patient care and lower healthcare costs. Myriad is focused on three strategic imperatives: transitioning and expanding its hereditary cancer testing markets, diversifying its product portfolio through the introduction of new products and increasing the revenue contribution from international markets. For more information on how Myriad is making a difference, please visit the Company’s website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, myPath, myRisk, Myriad myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor BRACAnalysis CDx, myChoice HRD, Vectra and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to the ability of the myChoice HRD test to identify an increased number of patients with ovarian cancer who may benefit from treatment with niraparib; the Company’s excitement about these strong clinical findings and their demonstration of a new paradigm to personalized PARP inhibitor treatment; the Company’s belief that the myChoice HRD test is positioned to become the gold standard diagnostic for PARP inhibitors and will help physicians confidently select safe and effective treatment plans for their patients; the development of myChoice HRD testing, including several ongoing clinical trials, with the clinical development of niraparib; and the Company’s strategic directives under the captions “About myChoice HRD,” “About BRACAnalysis CDx,” and “About Myriad Genetics.” These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that sales and profit margins of our molecular diagnostic tests and pharmaceutical and clinical services may decline; risks related to our ability to transition from our existing product portfolio to our new tests, including unexpected costs and delays; risks related to decisions or changes in governmental or private insurers’ reimbursement levels for our tests or our ability to obtain reimbursement for our new tests at comparable levels to our existing tests; risks related to increased competition and the development of new competing tests and services; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and pharmaceutical and clinical services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and pharmaceutical and clinical services and any future tests and services are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating our laboratory testing facilities and our healthcare clinic; risks related to public concern over genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire; risks related to our projections about our business, results of operations and financial condition; risks related to the potential market opportunity for our products and services; the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests; the risk of patent-infringement claims or challenges to the validity of our patents or other intellectual property; risks related to changes in intellectual property laws covering our molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2015, which has been filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Myriad undertakes no duty to update this information unless required by law.

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